Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement filed on Form S-1 of our report dated June 26, 2008, relating to the combined and consolidated financial statements of Gold Ribbon Bio-Energy Holdings Inc. and Subsidiary (a development stage company), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Minneapolis, Minnesota

November 12, 2008